Exhibit 99.1

Alto Ingredients, Inc. Reports First Quarter 2025 Results

- Beverage-grade Liquid CO2 Processor Acquisition and Corporate Reorganization

Deliver Improved Year-over-Year Gross Margin and Adjusted EBITDA -

Pekin, IL, May 7, 2025 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients, reported its financial results for the quarter ended March 31, 2025.

Bryon McGregor, President and Chief Executive Officer of Alto Ingredients said, “During the first quarter of 2025, gross margin and Adjusted EBITDA improved year-over-year, reflecting our operational uptime and carbon optimization initiative driven by our recent acquisition. Owning Alto Carbonic, the carbon dioxide processing plant adjacent to our Columbia facility, lowered combined costs, improved operations coordination and increased productivity across the facilities. The rightsizing of our company to align with our current footprint is on track to save approximately $8 million annually beginning in the second quarter of 2025, and the reorganization is yielding additional efficiencies.

“Shifting production to ISCC renewable fuel for delivery into European markets, which is experiencing solid demand at a premium to fuel-grade ethanol, demonstrates Pekin’s flexibility to capitalize on trends. As a result, we grew ISCC sales as a percentage of our total renewable fuel volume sold at our Pekin Campus during the first quarter and partially offset the domestic industry softening of premiums on high quality alcohol and essential ingredients. We are monitoring a few positive movements, such as the growing state, and potentially national, year round adoption of E15 as well as opportunities under the Illinois Clean Transportation Standard Act (SB41). Our team is proactively evaluating alternatives for new revenue streams to leverage our flexible and unique facilities, and to drive long-term sustainable shareholder value.”

Financial Results for the Three Months Ended March 31, 2025 Compared to 2024

●	Net sales were $226.5 million, compared to $240.6 million.

●	Cost of goods sold was $228.3 million, compared to $243.0 million.

●	Gross loss was $1.8 million, compared to a gross loss of $2.4 million. Net realized gains on derivatives were negligible for both quarters.

●	Selling, general and administrative expenses were $7.2 million, compared to $7.9 million.

●	Interest expense was $2.7 million, compared to $1.6 million.

●	Net loss attributable to common stockholders was $12.0 million, or $0.16 per share, compared to $12.0 million, or $0.17 per share.

●	Adjusted EBITDA was negative $4.4 million, including $1.6 million in unrealized gains on derivatives, compared to negative $7.1 million, including $3.2 million in unrealized gains on derivatives.

Cash and cash equivalents were $26.8 million at March 31, 2025, compared to $35.5 million at December 31, 2024. At March 31, 2025, the company’s borrowing availability was $76.7 million including $11.7 million under the company’s operating line of credit and $65.0 million under its term loan facility, subject to certain conditions.

First Quarter 2025 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Wednesday, May 7, 2025, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the conference call can be accessed from Alto Ingredients’ website at www.altoingredients.com. Alternatively, to receive a number and unique PIN by email, register here. To dial directly up to twenty minutes prior to the scheduled call time, please dial (833) 630-0017 domestically and (412) 317-1806 internationally. The webcast will be archived for replay on the Alto Ingredients website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Wednesday, May 7, 2025, through 8:00 p.m. Eastern Time on Wednesday, May 14, 2025. To access the replay, please dial (877) 344-7529. International callers should dial 00-1 412-317-0088. The pass code will be 8723820.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited consolidated net income (loss) before interest expense, interest income, provision for income taxes, asset impairments, unrealized derivative gains and losses, acquisition-related expense and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss). Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (NASDAQ: ALTO) is a leading producer and distributor of specialty alcohols, renewable fuels and essential ingredients. Leveraging the unique qualities of its facilities, the company serves customers in a wide range of consumer and commercial products in the Health, Home & Beauty; Food & Beverage; Industry & Agriculture; Essential Ingredients; and Renewable Fuels markets. For more information, please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ projected outlook and future performance, including the timing and effects of its business rationalization, right-sizing and other cost savings initiatives; expectations around the growing state, and potentially national, adoption of E15 and opportunities under new legislation, including the Illinois Clean Transportation Standard Act; and Alto Ingredients’ other plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business and plans. These factors include, among others adverse economic and market conditions, including for renewable fuels, specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; adverse impacts of inflation and supply chain constraints, including from tariffs; Alto Ingredients’ ability to timely and fully realize the results of its cost saving initiatives; regulatory developments and Alto Ingredients’ ability to successfully pursue and secure opportunities under existing and new legislation. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the alcohol production, marketing and distribution industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ facilities, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2025.

Company IR and Media Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755

Investorrelations@altoingredients.com

IR Agency Contact:

Kirsten Chapman, Alliance Advisors Investor Relations, 415-433-3777

altoinvestor@allianceadvisors.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Net sales	$226,540	$240,629
Cost of goods sold	228,347	243,029
Gross loss	(1,807)	(2,400)
Selling, general and administrative expenses	(7,190)	(7,932)
Loss from operations	(8,997)	(10,332)
Interest expense, net	(2,729)	(1,634)
Other income, net	47	241
Loss before provision for income taxes	(11,679)	(11,725)
Provision for income taxes	—	—
Net loss	$(11,679)	$(11,725)
Preferred stock dividends	$(312)	$(315)
Net loss attributable to common stockholders	$(11,991)	$(12,040)
Net loss per share, basic and diluted	$(0.16)	$(0.17)
Weighted-average shares outstanding, basic and diluted	73,836	72,766

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$26,778	$35,469
Restricted cash	393	742
Accounts receivable, net	65,461	58,217
Inventories	50,609	49,914
Derivative instruments	4,071	3,313
Other current assets	6,149	5,463
Total current assets	153,461	153,118
Property and equipment, net	212,624	214,742
Other Assets:
Right of use operating lease assets, net	19,416	20,553
Intangible assets, net	8,142	4,509
Other assets	8,566	8,516
Total other assets	36,124	33,578
Total Assets	$402,209	$401,438

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

	March 31, 2025	December 31, 2024
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$17,029	$20,369
Accrued liabilities	23,819	24,214
Current portion – operating leases	4,968	4,851
Derivative instruments	301	1,177
Other current liabilities	6,999	7,193
Total current liabilities	53,116	57,804

Long-term debt	110,664	92,904
Operating leases, net of current portion	15,641	16,913
Other liabilities	8,868	8,754
Total Liabilities	188,289	176,375

Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of March 31, 2025 and December 31, 2024 Series B: 927 shares issued and outstanding as of March 31, 2025 and December 31, 2024	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 76,497 and 76,565 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	77	77
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	1,045,024	1,044,176
Accumulated other comprehensive income	4,975	4,975
Accumulated deficit	(836,157)	(824,166)
Total Stockholders’ Equity	213,920	225,063
Total Liabilities and Stockholders’ Equity	$402,209	$401,438

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended March 31,
(in thousands) (unaudited)	2025	2024
Net loss	$(11,679)	$(11,725)
Adjustments:
Interest expense	2,729	1,634
Interest income	(84)	(175)
Unrealized derivatives gains	(1,634)	(3,190)
Acquisition-related expense	—	675
Depreciation and amortization expense	6,266	5,728
Total adjustments	7,277	4,672
Adjusted EBITDA	$(4,402)	$(7,053)

Segment Financials

	Three Months Ended March 31,
(in thousands) (unaudited)	2025	2024
Net sales
Pekin Campus production, recorded as gross:
Alcohol sales	$107,234	$108,350
Essential ingredient sales	44,618	46,709
Intersegment sales	297	321
Total Pekin Campus sales	152,149	155,380
Marketing and distribution:
Alcohol sales, gross	$48,997	$54,431
Alcohol sales, net	61	34
Intersegment sales	2,506	2,752
Total marketing and distribution sales	51,564	57,217
Western production, recorded as gross:
Alcohol sales	$16,194	$20,231
Essential ingredient sales	7,808	7,826
Intersegment sales	264	—
Total Western production sales	24,266	28,057

Corporate and other	1,628	3,048
Intersegment eliminations	(3,067)	(3,073)
Net sales as reported	$226,540	$240,629
Cost of goods sold:
Pekin Campus production	$155,222	$151,112
Marketing and distribution	47,650	53,685
Western production	25,524	36,517
Corporate and other	1,681	2,794
Intersegment eliminations	(1,730)	(1,079)
Cost of goods sold as reported	$228,347	$243,029
Gross profit (loss):
Pekin Campus production	$(3,073)	$4,268
Marketing and distribution	3,914	3,532
Western production	(1,258)	(8,460)
Corporate and other	(53)	254
Intersegment eliminations	(1,337)	(1,994)
Gross loss as reported	$(1,807)	$(2,400)

Sales and Operating Metrics (unaudited)

	Three Months Ended March 31,
(in thousands) (unaudited)	2025	2024
Alcohol Sales (gallons in millions)
Pekin Campus renewable fuel gallons sold	32.6	31.8
Western production renewable fuel gallons sold	8.3	11.2
Third party renewable fuel gallons sold	24.4	29.7
Total renewable fuel gallons sold	65.3	72.7
Specialty alcohol gallons sold	24.3	26.3
Total gallons sold	89.6	99.0

Sales Price per Gallon
Pekin Campus	$1.90	$1.90
Western production	$1.95	$1.80
Marketing and distribution	$2.01	$1.83
Average sales price per gallon	$1.93	$1.86

Alcohol Production (gallons in millions)
Pekin Campus	54.3	53.6
Western production	8.3	9.7
Total	62.6	63.3

Corn Cost per Bushel
Pekin Campus	$4.65	$4.73
Western production	$5.95	$5.89
Total	$4.81	$4.92

Sales and Operating Metrics (unaudited)

	Three Months Ended March 31,
(in thousands) (unaudited)	2025	2024
Average Market Metrics
PLATTS Ethanol price per gallon	$1.71	$1.56
CME Corn cost per bushel	$4.72	$4.35
Board corn crush per gallons (1)	$0.02	$0.01

Essential Ingredients Sold (thousand tons)
Pekin Campus:
Distillers grains	90.7	87.7
CO2	45.3	39.1
Corn wet feed	34.5	25.6
Corn dry feed	23.8	18.9
Corn oil and germ	19.6	17.8
Corn meal	9.4	8.3
Syrup and other	8.2	9.5
Yeast	6.4	5.7
Total Pekin Campus essential ingredients sold	237.9	212.6

Western production:
Distillers grains	58.1	71.8
CO2	12.6	13.3
Syrup and other	0.8	14.2
Corn oil	1.4	1.5
Total Western production essential ingredients sold	72.9	100.8

Total Essential Ingredients Sold	310.8	313.4

Essential ingredients return % (2)
Pekin Campus return	48.0%	52.1%
Western production return	49.0%	39.3%
Consolidated total return	48.2%	49.8%

(1)	Assumes corn conversion of 2.80 gallons of alcohol per bushel of corn.
(2)	Essential ingredients revenues as a percentage of total corn costs consumed.

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